EXHIBIT 4.4

                      [FORM OF FACE OF EXCHANGE SECURITY]


     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. /1/

                                 JOSTENS, INC.

                   12 3/4 % SENIOR SUBORDINATED NOTE DUE 2010

No. 1                                             CUSIP No. _________
                                                        $225,000,000

     JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay to Cede & Co., or its registered assigns, the principal sum of $225,000,000 in U.S. Dollars on May 1, 2010.

       Interest Payment Dates:  May 1 and November 1

       Record Dates:  April 15 and October 15

_________________
/1/ This paragraph should only be added if the Security is issued in global form

     Additional provisions of this Security are set forth on the other side of this Security.


                              JOSTENS, INC.,

                              by  ____________________________
                                 Name:
                                 Title:

Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

THE BANK OF NEW YORK, as Trustee,
certifies that this is  [Seal]
one of the Securities
referred to in the
Indenture,

 by

       _____________________
       Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                  12 3/4 % Senior Subordinated Note due 2010

1.   INTEREST
     --------

     JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

     The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year commencing on November 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT
     -----------------

     The Company will pay interest (except defaulted interest) on and Liquidated Damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the 15th of April and the 15th of October immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.   PAYING AGENT AND REGISTRAR
     --------------------------

     Initially, THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE
     ---------

     The Company issued the Securities under an Indenture dated as of May 10, 2000 (the "Indenture"), among the Company, the Initial Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are unsecured senior subordinated obligations of the Company and are limited to $350,000,000 in aggregate principal amount outstanding, of which $225,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $125,000,000 aggregate principal amount of Additional Securities. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Company and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.   OPTIONAL REDEMPTION
     -------------------

          Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Company's option prior to May 1, 2005. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                     Redemption
Period                                 Price
------                                 -----
2005                                  106.375%
2006                                  104.250%
2007                                  102.125%
2008 and thereafter                   100.000%

     In addition, at any time and from time to time, prior to May 1, 2003, the Company may redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering of common stock of the Company; provided that at least 65% of the aggregate principal
                      --------
amount of Securities issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90
                -------- -------
days of the date of the closing of such public offering.

     At any time on or prior to May 1, 2005, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.   NOTICES OF REDEMPTION
     ---------------------

     Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and
--- ----
appropriate; provided that no Securities of $1,000 or less shall be redeemed in
             --------
part; provided further, however, that if a partial redemption is made with the
      -------- -------  -------
proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis
                                                                  --------
only or on as nearly a pro rata basis as is practicable (subject to DTC
                       --------
procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.   REPURCHASE AT THE OPTION OF THE HOLDER
     --------------------------------------

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.   SUBORDINATION
     -------------

     The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a

Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   DENOMINATIONS; TRANSFER; EXCHANGE
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS
     ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.  DISCHARGE AND DEFEASANCE
     ------------------------

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, Liquidated Damages, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

14.  DEFAULTS AND REMEDIES
     ---------------------

     Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article X in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article X in the Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million; (vi) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  TRUSTEE DEALINGS WITH THE COMPANY
     ---------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS
     ------------------------------------------------------------------------

     No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.  GOVERNING LAW
     -------------

     THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  AUTHENTICATION
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS
     -------------

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP NUMBERS
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                 JOSTENS, INC.
                           5501 Norman Center Drive
                         Minneapolis, Minnesota 55437

                            Attention of Secretary

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to

____________________________________
 (Print or type assignee's name, address and zip code)

____________________________________
 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:  ________________ Your Signature:  ____________________


Signature Guarantee:________________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)

____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:

Date of   Amount of decrease in      Amount of increase in     Principal amount of this   Signature of authorized
Exchange  Principal  Amount of this  Principal Amount of this  Global Security following  signatory of Trustee or
          Global Security            Global Security           such decrease or increase  Securities Custodian

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:


   4.06 Asset Sale       4.08 Change of Control

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$__________.


Date:  __________________  Your Signature:  __________________
                           (Sign exactly as your name appears
                           on the other side of the Security)

                              __________________
                              Tax I.D. number

Signature Guarantee:__________________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)